Exhibit 3.2

Amended and Revised
Bylaws
of
HepaLife Technologies, Inc.
(formerly Zeta Corporation)

ARTICLE I.  DIRECTORS

Section 1. Power; Number; Classification; Term of Office; Election Procedures. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders:

Subject to the Corporation’s Articles of Incorporation, as amended, the number, classification, and terms of the Board of Directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the Board of Directors shall be as follows:

(a)           Unless otherwise provided in the Charter, the number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of that vote. Except in the event of a vacancy contemplated by Section 1(c) of this Article I, in no event shall the number of directors that constitute the whole Board of Directors be fewer than three. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation otherwise provide. Unless otherwise provided in the Charter, directors need not be shareholders of the Corporation or residents of the State of Florida.

(b)           The Board of Directors of the Corporation shall be divided into three classes designated Class I, Class II, and Class III, respectively, all as nearly equal in number as possible, with each director then in office receiving the classification that at least a majority of the Board of Directors designates. The initial term of office of directors of Class I shall expire at the annual meeting of shareholders of the Corporation in 2010, of Class II shall expire at the annual meeting of shareholders of the Corporation in 2011, and of Class III shall expire at the annual meeting of shareholders of the Corporation in 2012, and in all cases as to each director until his successor is elected and qualified or until his earlier death, resignation or removal. At each annual meeting of shareholders beginning with the annual meeting of shareholders in 2010, each director elected to succeed a director whose term is then expiring shall hold his office until the third annual meeting of shareholders after his election and until his successor is elected and qualified or until his earlier death, resignation or removal. If the number of directors that constitutes the whole Board of Directors is changed as permitted by this Article I, the majority of the whole Board of Directors that adopts the change shall also fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as possible.

(c)           Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or removal from office may be filled by no less than a majority vote of the remaining directors (or, if only one director remains, the vote of such director) then in office, though less than a quorum. Each director so chosen shall represent the same class or classes of shareholders that such vacant directorship had represented, and each director so chosen shall also receive the classification of such vacant directorship to which he has been appointed.

 (d)           A directorship to be filled by reason of an increase in the number of directors may be filled by (i) the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at an annual or special meeting of shareholders called for that purpose or (ii) the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Any newly created directorship shall receive the classification that at least a majority of the Board of Directors designates.

(e)           A director of any class of directors of the Corporation may be removed before the expiration date of that director’s term of office, by an affirmative vote of the holders of not less than a majority of the votes of the outstanding shares of the class or classes or series of stock then entitled to be voted at an election of directors of that class or series, voting together as a single class, cast at the annual meeting of shareholders or at any special meeting of shareholders called by a majority of the whole Board of Directors for this purpose.

Section 2. Quorum; Required Vote for Director Action. Unless otherwise required by law or provided in the Charter or these Bylaws, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3. Meetings; Order of Business. Meetings of the Board of Directors may be held at such place or places as shall be determined from time to time by resolution of the Board of Directors. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any), or in his absence by the Chief Executive Officer (if he is a director), or in the absence of the Chairman of the Board and the Chief Executive Officer, by the President (if the President is director), or by resolution of the Board of Directors.

Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened

Section 4. First Meeting. In connection with any annual meeting of shareholders at which directors were elected, the Board of Directors may, if a quorum is present, hold its first meeting for the transaction of business immediately after and at the same place as such annual meeting of the shareholders. Notice of such meeting at such time and place shall not be required.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), the Chief Executive Officer, the President or, on the written request of any one director, by the Secretary, in each case on at least 24 hours personal, written, facsimile or electronic notice to each director. Such notice, or any waiver thereof pursuant to need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for by the Charter or these Bylaws. Notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of that meeting and waiver of all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, unless a director objects to the transaction of business (promptly upon arrival at the meeting) because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors must be specified in the notice or waiver of notice of the meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of an adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment  to the other directors. Meetings of the Board of Directors may be called by the president or the Chairman of the Board of Directors. Members of the Board of Directors and any committee of the Board may participate in a meeting by telephone conference or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by these means constitutes presence in person at a meeting

Section 7. Compensation. Unless restricted by the Charter, the Board of Directors shall have the authority to fix the compensation, if any, of directors.

Section 8. Presumption of Assent. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 9. Approval or Ratification of Acts or Contracts by Shareholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the shareholders, or at any special meeting of the shareholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the shareholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the shareholders as if it shall have been approved or ratified by every shareholder of the Corporation.

Section 10.  Place of Meeting. Regular and special meetings of the Board of Directors shall be held at the principal place of business of the Corporation or at another place designated by the person or persons giving notice or otherwise calling the meeting.

Section 11.  Action By Written Consent. Any action required or permitted to be taken at a meeting of directors may be taken without a meeting if a consent in writing setting forth the action to be taken and signed by all of the directors is filed in the minutes of the proceedings of the Board. The action taken shall be deemed effective when the last director signs the consent, unless the consent specifies otherwise.

ARTICLE II.  MEETINGS OF SHAREHOLDERS

Section 1.  Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of officers and for such other business as may properly come before the meeting shall be held at such time and place as designated by the Board of Directors.

Section 2.  Special Meeting. Special meetings of the shareholders shall be held when directed by the President and Chief Executive Officer or when requested in writing by shareholders holding at least 10% of the Corporation’s stock having the right and entitled to vote at such meeting. A meeting requested by shareholders shall be called by the President and Chief Executive Officer for a date not less than 10 nor more than 60 days after the request is made. Only business within the purposes described in the meeting notice may be conducted at a special shareholders’ meeting.

Section 3.  Place. Meetings of the shareholders will be held at the principal place of business of the Corporation or at such other place as is designated by the Board of Directors.

Section 4.  Notice. A written notice of each meeting of shareholders shall be mailed to each shareholder having the right and entitled to vote at the meeting at the address as it appears on the records of the Corporation. The meeting notice shall be mailed not less than 10 nor more than 60 days before the date set for the meeting. The record date for determining shareholders entitled to vote at the meeting will be the close of business on the day before the notice is sent. The notice shall state the time and place the meeting is to be held. A notice of a special meeting shall also state the purposes of the meeting. A notice of meeting shall be sufficient for that meeting and any adjournment of it. If a shareholder transfers any shares after the notice is sent, it shall not be necessary to notify the transferee. All shareholders may waive notice of a meeting at any time.

Section 5.  Shareholder Quorum. A minimum of 15% of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Any number of shareholders, even if less than a quorum, may adjourn the meeting without further notice until a quorum is obtained.

Section 6.  Shareholder Voting. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. An alphabetical list of all shareholders who are entitled to notice of a shareholders’ meeting along with their addresses and the number of shares held by each shall be produced at a shareholders’ meeting upon the request of any shareholder.

Section 7.  Proxies. A shareholder entitled to vote at any meeting of shareholders or any adjournment thereof may vote in person or by proxy executed in writing and signed by the shareholder or his attorney-in-fact. The appointment of proxy will be effective when received by the Corporation’s officer or agent authorized to tabulate votes. No proxy shall be valid more than 11 months after the date of its execution unless a longer term is expressly stated in the proxy.

Section 8.  Validation. If shareholders who hold a majority of the voting stock entitled to vote at a meeting are present at the meeting, and sign a written consent to the meeting on the record, the acts of the meeting shall be valid, even if the meeting was not legally called and noticed.

Section 9.  Conduct of Business By Written Consent. Any action of the shareholders may be taken without a meeting if written consents, setting forth the action taken, are signed by at least a majority of shares entitled to vote and are delivered to the officer or agent of the Corporation having custody of the Corporation’s records within 60 days after the date that the earliest written consent was delivered. Within 10 days after obtaining an authorization of an action by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action. If the action creates dissenters’ rights, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares upon compliance with and as provided for by the state law governing corporations.

ARTICLE III.  OFFICERS

Section 1.  Elected Officers. The elected officers of the Corporation shall be, at the discretion of the Board of Directors, a Chairman, Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers (including, without limitation, one or more Vice Presidents, a Chief Operating Officer and a Chief Financial Officer) as the Board of Directors from time to time may deem proper. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article III. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board of Directors, or any committee thereof, may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including a Chief Medical Officer, a Chief Technology Officer, and one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors, or any committee thereof, or by the Chief Executive Officer, as the case may be. Any person may hold any one or more executive positions.

Section 2.  Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign, but any officer may be removed from office at any time by the affirmative vote of a majority of the members of the Board of Directors or, except in the case of an officer or agent elected by the Board or by the Chief Executive Officer. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 3.  Chairman/Vice Chairman. The full Board of Directors may elect a Chairman of the Board and a Vice Chairman of the Board of Directors (the “Vice Chairman of the Board”) from among the directors. The Chairman of the Board and the Vice Chairman of the Board may be removed from such capacity, but not in his or her capacity as a director, by a majority vote of the full Board of Directors. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board shall have such other powers and duties as may from time to time be prescribed by the Board of Directors, upon written directions given to him pursuant to resolutions duly adopted by the Board of Directors. The Vice Chairman of the Board, in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and of the Board of Directors. (In the absence or inability to act of the Chairman of the Board, the Vice Chairman of the Board and the Chief Executive Officer, the Board of Directors shall elect a chairman of the meeting.) The Vice Chairman of the Board shall have such other powers and duties as may from time to time be prescribed by the Board of Directors, upon written directions given to him pursuant to resolutions duly adopted by the Board of Directors, or by the Chairman of the Board.

Section 4.  Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board of Directors, shall act in a general executive capacity and shall control the business and affairs of the Corporation. In the absence of the Chairman of the Board and the Vice Chairman of the Board or if a Chairman of the Board and a Vice Chairman of the Board are not elected by the Board of Directors, the Chief Executive Officer shall preside at all meetings of the shareholders and, if the Chief Executive Officer is a director, at all meetings of the Board of Directors. He or she may also preside at any such meeting attended by the Chairman of the Board if he or she is so designated by the Chairman of the Board. In the absence of the Chairman of the Board, he or she may also preside at any such meeting attended by the Vice Chairman of the Board if he or she is so designated by the Vice Chairman of the Board. The Chief Executive Officer shall have the power to appoint and remove subordinate officers, agents and employees, except those elected by the Board of Directors. The Chief Executive Officer shall keep the Board of Directors fully informed and shall consult with them concerning the business of the Corporation.

Section 5.  President. The President shall have general supervision over strategic planning and implementation, administration and the accounting and finance operations of the Corporation, and shall see that all resolutions of the Board of Directors are carried into effect. The President shall have such other duties as may be determined from time to time by resolution of the Board of Directors not inconsistent with these Bylaws. The President, in the absence or incapacity of the Chief Executive Officer, shall also perform the duties of that office. He or she may sign with the Secretary or any other officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. He or she shall vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock of any other Corporation standing in the name of the Corporation and in general he or she shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6.  Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.

Section 7.  Chief Operating Officer. The Chief Operating Officer, if one is elected, shall report to the Chief Executive Officer, in the event that he or she is also the President, or to the Chief Executive Officer and the President, in the event that he or she is not also the President, and shall have general supervision of the day-to-day operation of the activities of the Corporation and shall perform such duties, and shall have such other authority and powers as the President (in the event that he or she is not also the Chief Executive Officer), the Chief Executive Officer or the Board of Directors may from time to time prescribe. The Chief Operating Officer, with the approval of either the Chief Executive Officer or the President, shall have authority to execute instruments, documents, agreements and contracts, in the name of the Corporation, to the same extent as the President or any Vice President.

Section 8.  Chief Financial Officer. The Chief Financial Officer, if any, shall act in an executive financial capacity. He or she shall assist the Chief Executive Officer in the general supervision of the Corporation’s financial policies and affairs.

Section 9.  Principal Accounting Officer. The Principal Accounting Officer shall be responsible for the Preparation of annual financial statements, including footnote disclosures and 10-K, the coordination of annual audit by external auditors, the preparation of quarterly financial statements, including footnote disclosures and 10-Q, and the coordination of quarterly reviews by external auditors, and, generally ensuring compliance with regulatory financial disclosure requirements.

Section 10.  Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. He or she shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time by the Board of Directors or the Chief Executive Officer.

Section 11.  Secretary and Assistant Secretary. The Secretary shall keep, or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the shareholders; he or she shall see that all notices are duly given in accordance with the provisions of the Articles  of Incorporation, these Bylaws and as required by law; he or she shall be custodian of the records and the seal of the Corporation; and he or she shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer. The Secretary, or any Assistant Secretary, shall have authority to affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal.

Section 12.  Removal. Any officer elected, or agent appointed, by the Board of Directors may be removed by the affirmative vote of a majority of the entire Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chief Executive Officer may be removed by him whenever, in his or her judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor or his or her death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 13.  Vacancies. Any newly created elected office and any vacancy in any elected office because of death, resignation or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chief Executive Officer because of death, resignation or removal may be filled by the Chief Executive Officer.”

ARTICLE IV.  DISTRIBUTIONS

The Board of Directors may, from time to time, declare distributions to its shareholders in cash, property, or its own shares, unless the distribution would cause (i) the Corporation to be unable to pay its debts as they become due in the usual course of business, or (ii) the Corporation’s assets to be less than its liabilities plus the amount necessary, if the Corporation were dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose rights are superior to those receiving the distribution. The shareholders and the Corporation may enter into an agreement requiring the distribution of corporate profits, subject to the provisions of law.

ARTICLE V.  CORPORATE RECORDS

Section 1. Corporate Records. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors on behalf of the Corporation. The Corporation shall maintain accurate accounting records and a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing and the number and series of shares held by each.

The Corporation shall keep a copy of its articles or restated articles of incorporation and all amendments to them currently in effect; these Bylaws or restated Bylaws and all amendments currently in effect; resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; the minutes of all shareholders’ meetings and records of all actions taken by shareholders without a meeting for the past three years; written communications to all shareholders generally or all shareholders of a class of series within the past three years, including the financial statements furnished for the last three years; a list of names and business street addresses of its current directors and officers; and its most recent annual report delivered to the Department of State of the State of Florida.

Section 2.  Shareholders’ Inspection Rights. A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any books and records of the Corporation. The shareholder must give the Corporation written notice of this demand at least five business days before the date on which he wishes to inspect and copy the record(s). The demand must be made in good faith and for a proper purpose. The shareholder must describe with reasonable particularity the purpose and the records he desires to inspect, and the records must be directly connected with this purpose. This Section does not affect the right of a shareholder to inspect and copy the shareholders’ list described in this Article if the shareholder is in litigation with the Corporation. In such a case, the shareholder shall have the same rights as any other litigant to compel the production of corporate records for examination.

The Corporation may deny any demand for inspection if the demand was made for an improper purpose, or if the demanding shareholder has within the two years preceding his demand, sold or offered for sale any list of shareholders of the Corporation or of any other Corporation, has aided or abetted any person in procuring any list of shareholders for that purpose, or has improperly used any information secured through any prior examination of the records of this Corporation or any other corporation.

Section 3.  Financial Statements for Shareholders. Unless modified by resolution of the shareholders within 120 days after the close of each fiscal year, the Corporation shall furnish its shareholders with annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation’s accounting records stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation and describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year. The Corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.

Section 4.  Other Reports to Shareholders. If the Corporation indemnifies or advances expenses to any director, officer, employee or agent otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next annual shareholders’ meeting, or prior to the meeting if the indemnification or advance occurs after the giving of the notice but prior to the time the annual meeting is held. This report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

If the Corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the Corporation, with or before the notice of the next shareholders’ meeting.

ARTICLE VI.  STOCK CERTIFICATES

Section 1.  Issuance. The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Each certificate issued shall be signed by the President and the Secretary (or the Treasurer). The rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

Section 2.  Registered Shareholders. No certificate shall be issued for any share until the share is fully paid. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by law, shall not be bound to recognize any equitable or other claim to or interest in the shares.

Section 3.  Transfer of Shares. Shares of the Corporation shall be transferred on its books only after the surrender to the Corporation of the share certificates duly endorsed by the holder of record or attorney-in-fact. If the surrendered certificates are canceled, new certificates shall be issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

Section 4.  Lost, Stolen or Destroyed Certificates. If a shareholder claims to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the delivery to the Corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity as the Board reasonably requires.

ARTICLE VII.  INDENNIFICATION

Section 1.  Right to Indemnification. The Corporation hereby indemnifies each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys’ fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

Section 2.  Advances. Costs, charges and expenses (including attorneys’ fees) incurred by a person referred to in Section 1 of this Article in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article, and upon satisfaction of other conditions required by current or future legislation.

Section 3.  Savings Clause. If this Article or any portion of it is invalidated on any ground by a court of competent jurisdiction1 the Corporation nevertheless indemnifies each person described in Section 1 of this Article to the fullest extent permitted by all portions of this Article that have not been invalidated and to the fullest extent permitted by law.

ARTICLE VIII.  AMENDMENT

These Bylaws (other than Article I, Section 1(b)) may be altered, amended or repealed, and new Bylaws adopted, by a majority vote of the directors, in accordance with the provisions of the Florida Business Corporations Act, or by a vote of the shareholders holding a majority of the Corporation’s then issued and outstanding shares provided that any amendment to Article I Section 1(b) shall require the affirmative vote of holders of sixty-six and two thirds percent (66 2/3%) of the Corporation’s then issued and outstanding shares.